UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

___________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2012, the Company signed the Second Amended and Restated Promissory Note associated with its Loan and Security Agreement executed July 27, 2010 with its bank. In connection with this the Company also executed an Amended and Restated Schedule to the Loan and Security Agreement. The amended and restated documents reduce the interest rate to Prime plus 6% (currently 9.25%) from the previous effective interest rate of 12.45% plus 3 clearing days (14.3%). In addition, the loan facility now allows borrowing of 90% of eligible foreign receivables to a maximum of $500,000 and 25% of eligible inventory to a maximum of 20% of the amount available on receivables. The advance rate on domestic receivables increases to 90% from 80%. The total credit line remains at $3,500,000 and the Tangible Net Worth covenant is $2,000,000 measured quarterly.

The Company believes that, based on current projections, the Company will be able to borrow the maximum allowed under the formulas provided for in the Amended and Restated Schedule and therefore the credit line is sufficient to satisfy the Company’s borrowing needs for the next twelve months. The agreements are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Schedule to Loan and Security Agreement between Crestmark Commercial Capital Lending LLC and Dataram Corporation

10.2	Second Amended and Restated Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: May 23, 2012	By:	/s/ Marc P. Palker
Marc P. Palker
Chief Financial Officer